Exhibit 3.2
THIRD
AMENDED AND RESTATED
BY-LAWS
OF
COWEN INC. (f/k/a COWEN GROUP, INC.)
Incorporated Under the Laws of the State of Delaware
ARTICLE I.
OFFICES.
The registered office of COWEN INC. (f/k/a COWEN GROUP, INC. (f/k/a LexingtonPark Parent Corp.), the “Corporation”) shall be located in the State of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation of the Corporation (as the same may be amended from time to time, the “Certificate of Incorporation”). The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.
ARTICLE II.
STOCKHOLDERS.
Section 1.Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.
Section 2.Special Meetings.
(a)Special meetings of the stockholders for any purpose may be called, and business to be considered at any such meeting may be proposed, at any time exclusively (i) by the Board of Directors, (ii) by the Chairman of the Board of Directors, (iii) by the Chief Executive Officer, or (iv) subject to the provisions of this Section 2 and any other applicable provisions of these By-Laws, upon a resolution by or affirmative vote of the Board of Directors upon the written request (a “Stockholder Special Meeting Request”) received by the Secretary of the Corporation from stockholders of record (each, a “Requesting Stockholder” and collectively, the “Requesting Stockholders”); provided, such Requesting Stockholders (A) collectively own (as defined below), or are acting on behalf of beneficial owners who collectively own, shares representing in the aggregate at least twenty-five percent (25%) (the “Requisite Percentage”) of the capital stock of the Corporation issued and outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting (a “Stockholder Requested Special Meeting”) and such shares have been owned continuously by such Requesting Stockholders (or the beneficial owner directing such Requesting Stockholder) for at least one year prior to the date of the Stockholder Special Meeting Request, and (B) such Requesting Stockholders have otherwise complied in full with the requirements applicable to a Stockholder Special Meeting Request set forth in these By-Laws.
(b)In order for a Stockholder Requested Special Meeting to be called, the Stockholder Special Meeting Request must (i) be signed and dated by the Requesting Stockholders (or their duly authorized agents) who are entitled to cast not less than the Requisite Percentage of votes on the matter or matters proposed to be brought before the Stockholder Requested Special Meeting, (ii) be delivered to or mailed and received by the Secretary of the

Exhibit 3.2
Corporation at the principal executive offices of the Corporation and (iii) contain the same information described in (A) Section 3(c) of Article III (for nominations for the election to the Board of Directors); provided, for purposes of this item (A) the reference to “paragraph (d) of this Section 3” in subclause 5 of subsection (ii) thereof shall be substituted with the phrase “paragraph (c) of Section 2”, and (B) Section 4(c) of Article II (for the proposal of business other than nominations for the election to the Board of Directors); provided, for purposes of item (B)  of this subclause (iii), (1) the phrase “annual meeting” shall be substituted with the term “Stockholder Requested Special Meeting”, (2) the phrase “stockholder’s notice” and other similar phrases shall be substituted with the term “Stockholder Special Meeting Request” and (3) the reference to “paragraph (d) of this Section 4” in subclause 7 thereof shall be substituted with the phrase “paragraph (c) of Section 2”.
(c)A Requesting Stockholder providing a Stockholder Special Meeting Request shall further update and supplement such Stockholder Special Meeting Request, if necessary, so that the information provided or required to be provided in such Stockholder Special Meeting Request pursuant to this Section 2 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Stockholder Requested Special Meeting and as of the date that is ten (10) business days prior to such Stockholder Requested Special Meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at the Corporation’s principal executive offices not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Stockholder Requested Special Meeting and not less than eight (8) business days prior to the date for such Stockholder Requested Special Meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to such Stockholder Requested Special Meeting or any adjournment or postponement thereof.
(d)After receiving a Stockholder Special Meeting Request, the Board of Directors shall determine in good faith whether the Requesting Stockholders have satisfied the requirements set forth in these By-Laws, which determination shall be conclusive and binding, and the Corporation shall notify the Requesting Stockholders of the Board of Directors’ determination. If the Board of Directors determines that the Stockholder Special Meeting Request complies with the provisions of these By-Laws and that the proposal to be considered or business to be conducted is a proper subject for stockholder action under applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors shall call and send notice of a Stockholder Requested Special Meeting for the purpose(s) set forth in the Stockholder Special Meeting Request (as well as any additional purpose(s) deemed advisable in the sole and final discretion of the Board of Directors) in accordance with Section 3 of Article II. The Board of Directors shall determine the place, date and time for such Stockholder Requested Special Meeting, which date shall be not later than 90 days after the date on which the Board of Directors determines that the Stockholder Special Meeting Request satisfies the requirements set forth in these By-Laws. The Board of Directors shall also set a record date for the determination of stockholders entitled to vote at such Stockholder Requested Special Meeting in the manner set forth in Section 9 of Article II. The Board of Directors may adjourn, postpone, reschedule or, if in accordance with these By-Laws, cancel any Stockholder Requested Special Meeting previously scheduled pursuant to this Section 2.
(e)In determining whether a Stockholder Requested Special Meeting has been requested by Requesting Stockholders representing in the aggregate at least the Requisite Percentage, multiple Stockholder Special Meeting Requests received by the Secretary of the Corporation will be considered together only if (i) each Stockholder Special Meeting Request identifies substantially the same purpose or purposes of, and substantially the same matters proposed to be acted on at, the Stockholder Requested Special Meeting (in each case as determined in the sole and final discretion of the Board of Directors) (which, if such purpose is

Exhibit 3.2
the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant request), and (ii) such Stockholder Special Meeting Requests have been dated and received by the Secretary of the Corporation within 30 days of the earliest dated Stockholder Special Meeting Request that was submitted in accordance with the requirements of this Section 2.
(f)Notwithstanding the foregoing provisions of this Section 2, the Board of Directors shall not be required to call a Stockholder Requested Special Meeting if (i) the Stockholder Special Meeting Request does not strictly comply with each applicable requirement of these By-Laws, (ii) the business specified in the Stockholder Special Meeting Request is not a proper subject for stockholder action under applicable law, the Certificate of Incorporation or these By-Laws, (iii) the Stockholder Special Meeting Request is received by the Secretary of the Corporation during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (iv) two or more Stockholder Requested Special Meetings have been held within the twelve month period prior to the date the Stockholder Special Meeting Request is received by the Secretary of the Corporation, (v) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Secretary of the Corporation receives the Stockholder Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) to an item of business as the business specified in the Stockholder Special Meeting Request (“Similar Business”), (vi) Similar Business was presented at any meeting of stockholders held within 120 days prior to receipt by the Secretary of the Corporation of the Stockholder Special Meeting Request, or (vii) any information submitted pursuant to this Section 2 by any Requesting Stockholder is inaccurate in any material respect. For purposes of subclause (vi) in the immediately preceding sentence, the election of directors shall be deemed to be “Similar Business” with respect to all items of business involving the removal of directors or the appointment of directors to fill any resulting vacancies. In addition, if none of the Requesting Stockholders who submitted a Stockholder Special Meeting Request appears or sends a qualified representative to present the matters for consideration that were specified in the Stockholder Special Meeting Request, the Corporation need not present such matters for a vote at such Stockholder Requested Special Meeting regardless of whether proxies have been solicited with respect to such matters.
(g)Any stockholder who submitted a Stockholder Special Meeting Request may revoke its written request by written revocation received by the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the Stockholder Requested Special Meeting. Any disposition by the Requesting Stockholder (or the beneficial owner directing such Requesting Stockholder) of shares of capital entitled to vote at such Stockholder Requested Special Meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares. Furthermore, a Stockholder Special Meeting Request shall be deemed revoked (and any meeting scheduled in response may be canceled) if the Requesting Stockholders (or the beneficial owners directing such Requesting Stockholders) do not continue to own at least the Requisite Percentage at all times between the date the Stockholder Special Meeting Request is received by the Secretary of the Corporation and the date of the applicable Stockholder Requested Special Meeting, and each Requesting Stockholder shall promptly notify the Secretary of the Corporation of any decrease in ownership of the number of shares of capital stock of the Corporation owned by such Requesting Stockholder (or the beneficial owner directing such Requesting Stockholder). If, as a result of any revocations (including deemed revocations), there are no longer valid unrevoked written Stockholder Special Meeting Requests from Requesting Stockholders holding the Requisite

Exhibit 3.2
Percentage, there shall be no requirement to call or hold the applicable Stockholder Requested Special Meeting.
(h)The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2 and to make any and all determinations necessary or advisable to apply this Section 2 to any persons, facts or circumstances, including but not limited to, whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the Requisite Percentage of this Section 2, whether a Stockholder Special Meeting Request complies with the requirements of this Section 2 and whether any and all requirements of this Section 2 have been satisfied. The Board of Directors (and any other person or body authorized by the Board of Directors) may require a Requesting Stockholder to furnish any additional information as may be reasonably required by the Board of Directors (as determined solely and exclusively by the Board of Directors, with such determination being final and binding) to permit the Board of Directors (and any other person or body authorized by the Board of Directors) to make any such interpretation or determination, and each Requesting Stockholder shall provide such information to the Board of Directors within ten business days of such request. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be final, conclusive and binding on all persons, including without limitation the Corporation and all Requesting Stockholders.
(i)For purposes of this Section 2, a Requesting Stockholder (or the beneficial owner directing such Requesting Stockholder) shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which such person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity to profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such person or any of its affiliates in a transaction that has not been settled or closed, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has (A) loaned such shares, provided that such person has the power to recall such loaned shares on five (5) business days’ notice and includes in the Stockholder Special Meeting Request an agreement that it will (aa) promptly recall such loaned shares upon receiving notice of the Stockholder Requested Special Meeting, and (bb) continue to hold such recalled shares through the date of the Stockholder Requested Special Meeting, or (B) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2, the term “affiliate” or “affiliates” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

Exhibit 3.2
Section 3.Notice of Meetings. Written notice of the time and place of any stockholders meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, at the stockholder’s address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.
Section 4.Notice of Stockholder Business at Annual Meeting.
(a)At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 4.
(b)For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business and such business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the tenth (10th) day following the earlier of (i) the date on which notice of the date of the meeting was mailed and (ii) the date on which public disclosure of the meeting date was made.
(c)A stockholder’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (2) with respect to each such stockholder and the beneficial owners, if any, on whose behalf the business is being submitted and, if such stockholder or beneficial owner is an entity, with respect to each director, executive, general partner, managing member or control person of such entity (any such individual, person or control person, a “Control Person”), name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the Corporation beneficially owned by that stockholder, (3) any material interest of the stockholder in the proposed business, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (6) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, swaps, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder and such beneficial owners and Control Persons, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, such stockholder or such beneficial owners or Control

Exhibit 3.2
Persons with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (7) a representation that such stockholder will comply with the provisions of paragraph (d) of this Section 4 in further updating or supplementing any notice of business proposed to be brought before the annual meeting and (8) any other information relating to such stockholder and such beneficial owners and Control Persons that would be required to be disclosed in a proxy statement or filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations thereunder.
(d)A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at its principal executive offices not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting and not less than eight (8) business days prior to the date for such annual meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior such annual meeting or any adjournment or postponement thereof.
(e)Except for stockholder nominations of persons for election to the Board of Directors at an annual meeting of stockholders (which nominations shall be made in accordance with the terms of Article III, Section 3), no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these By-Laws, and if the chairman should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 4 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Exchange Act.
(f)Notwithstanding the foregoing terms of this Article II, Section 4, any stockholder wishing to nominate a person for election to the Board of Directors at any annual meeting of stockholders (i) pursuant to the advance notice provisions of these By-Laws must comply with the terms and conditions set forth in Article III, Section 3 or (ii) the proxy access provisions of these By-Laws must comply with the terms and conditions set forth Article III, Section 15 of these By-Laws, and, in both cases, not this Article II, Section 4.
Section 5.Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.
Section 6.Adjournment of Meetings. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or

Exhibit 3.2
upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.
Section 7.Voting List. The Secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present.
Section 8.Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock registered in his name on the record of stockholders. Except as may be provided by law, the Certificate of Incorporation, these By-Laws or any stock exchange or regulatory body applicable to the Corporation, each matter brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.
Section 9.Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.
Section 10.Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these By-Laws, and no action shall be taken by the stockholders by written consent or by electronic transmission.
Section 11.Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the President shall preside at all annual or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.
Section 12.Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the DGCL to inspect a list of stockholders and other

Exhibit 3.2
related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the DGCL. In addition, any stockholder making such request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation’s principal executive offices are located. Alternative arrangements with respect to this Section 12 may be permitted in the discretion of the President of the Corporation or by a vote of the Board of Directors.
Section 13.Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof. If any of the inspectors so appointed fails to appear or act, the chairman of the meeting may appoint one or more alternate inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
ARTICLE III.
DIRECTORS.
Section 1.Number and Qualifications. The Board of Directors shall consist of not less than four (4) and not more than twelve (12) directors and shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.
Section 2.Election of Directors. The directors shall be elected by the stockholders at the annual meeting of stockholders.
Section 3.Nomination of Director Candidates.
(a)Nominations of persons for election to the Board of Directors may be made (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 3, who shall be entitled to vote for the election of the director so nominated, and who complies with the notice procedures set forth in paragraphs (b) and (c) of this Section 3.
(b)Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation’s principal place of business. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding

Exhibit 3.2
year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the earlier of (A) the date on which notice of the date of the meeting was mailed and (B) the date on which public disclosure of the meeting date was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of (x) the date on which notice of the date of the meeting was mailed and (y) the date on which public disclosure of the meeting date was made.
(c)Such notice shall set forth:
(i)as to each person whom the stockholder proposes to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person or any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder and (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, swaps, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such person or any affiliates or associates of such person, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power or pecuniary or economic interest of, such person or such affiliates or associates of such person with respect to shares of stock of the Corporation, (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, as well as other information, in each case, as set forth in a completed and signed written questionnaire completed and signed by the stockholder nominee, which questionnaire shall be provided to the stockholder nominee by the Secretary upon written request to the Secretary, and (5) any additional information as necessary to permit the Board of Directors to determine if each stockholder nominee is independent under applicable rules and listing standards of the principal U.S. securities exchanges upon which the Class A common stock of the Corporation is listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Applicable Independence Standards”); and
(ii)as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination is being submitted and, if such stockholder or beneficial owner is an entity, as to each Control Person (1) the name and record address of such stockholder or such beneficial owners or Control Persons, (2) information with respect to such stockholder or such beneficial owners or Control Persons as would be provided pursuant to subpart (i) of paragraph (c) of this Section 3 above, (3) a description of all arrangements or understandings (whether written or oral) between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (5) a representation that such stockholder will comply with the provisions of paragraph (d) of this Section 3 in further updating or supplementing any notice of business proposed to be brought before an annual meeting and (6) any other information relating to such stockholder that would

Exhibit 3.2
be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
(d) A stockholder providing notice of any nomination proposed to be made at a meeting of the stockholders pursuant to this Section 3 shall further update and supplement such notice if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such meeting and as of the date that is ten (10) business days prior to such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or be mailed and received by the Secretary of the Corporation at its principal executive offices not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting and not less than eight (8) business days prior to the date for such meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to such meeting or any adjournment or postponement thereof.
(e) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3 or the procedures set forth in Article III, Section 15 hereof. The election of any director in violation of this Section 3 shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures so prescribed by these By-Laws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.
Section 4.Duration of Office. The directors chosen at any annual meeting of the stockholders shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.
Section 5.Removal and Resignation of Directors. Any director or the entire Board of Directors may be removed only in the circumstances set forth in the Certificate of Incorporation, either at meetings of stockholders at which directors are elected, or at a special meeting of the stockholders, and the office of such director shall forthwith become vacant. Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.
Section 6.Filling of Vacancies. Any vacancy among the directors occurring from any cause whatsoever may be filled by a majority of the remaining directors, though less than a quorum. Except as otherwise provided herein, any person elected or appointed to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.
Section 7.Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Exhibit 3.2
Section 8.Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, by the President or by a majority of the Board of Directors at any time in office.
Section 9.Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, electronic mail or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.
Section 10.Business Transacted at Meetings, etc. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.
Section 11.Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the act of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-Laws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.
Section 12.Compensation. The Board of Directors shall have the authority to fix the form and amount of compensation paid to directors, including fees and reimbursement of expenses incurred in connection with attendance at regular or special meetings of the Board of Directors or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.
Section 13.Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.
Section 14.Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in and act at a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.
Section 15.Proxy Access.
(a)Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this

Exhibit 3.2
Section 15 and to the extent permitted by applicable law, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by any stockholder or group of no more than twenty (20) stockholders (provided that a group of investment funds under common management and investment control shall be treated as one stockholder) that satisfies the requirements of this Section 15 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 15 (the “Notice of Proxy Access Nomination”) to have its nominee included in the Corporation’s proxy materials (including the proxy card) pursuant to this Section 15. For purposes of this Section 15, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning each Stockholder Nominee and Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, by these By-laws, by the Certificate of Incorporation or by the listing standards of each principal U.S. securities exchange upon which the Class A common stock of the Corporation is listed and (ii) if the Eligible Stockholder so elects, a written statement (not to exceed five hundred (500) words) in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Only one Statement may be submitted by an Eligible Stockholder in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. For the avoidance of doubt, nothing in this Section 15 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 15. Subject to the provisions of this Section 15, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.
(b)To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation not less than one hundred and twenty (120) days and not more than one hundred and fifty (150) days prior to the anniversary of the date the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the tenth (10th) day following the earlier of (i) the date on which notice of the date of the meeting was mailed and (ii) the date on which public disclosure of the meeting date was made.
(c)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 15 with respect to such annual meeting (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Section 15(c), the “Permitted Number”), but not less than one. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of the stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in

Exhibit 3.2
connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders), (ii) the number of incumbent directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as a Stockholder Nominee for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors, and (iii) the number of persons for which the Corporation shall have received notice that a stockholder intends to nominate as a candidate for election to the Board of Directors at the annual meeting of stockholders pursuant to Article III, Section 3 of these By-Laws, but only to the extent the Permitted Number after such reduction with respect to this clause (iii) equals or exceeds one. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 15 whom the Board of Directors determines to include in the Corporation’s proxy statement (whether as a Stockholder Nominee or otherwise) shall be counted as one of the Stockholder Nominees even if such individual’s nomination is subsequently withdrawn, disregarded or declared invalid or ineligible, unless such withdrawal, disregard, or declaration of invalidity or ineligibility occurs before the date that is twenty-five (25) calendar days prior to the anniversary of the immediately preceding annual meeting of stockholders. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event the total number of Stockholder Nominees exceeds the maximum number of Stockholder Nominees provided for in this Section 15, the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, proceeding in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of Class A common stock of the Corporation each Eligible Stockholder disclosed as owned in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 15 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder has been selected, the selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected by each Eligible Stockholder in accordance with this Section 15 will be the only Stockholder Nominees entitled to be included in the Corporation’s proxy materials and, following such selection, if the Stockholder Nominees so selected are not included in the Corporation’s proxy materials or are not submitted for election (for any reason, including the failure to comply with this Section 15), no other Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for election pursuant to this Section 15.
(d)In order to make a nomination pursuant to this Section 15, an Eligible Stockholder must have owned (as defined below) at least three percent (3%) of the Corporation’s outstanding Class A common stock (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 15 and the record date for determining the stockholders entitled to vote at the annual meeting, and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of Class A common stock of the Corporation as to which the stockholder possesses both

Exhibit 3.2
(i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity to profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in a transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Class A common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has (A) loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it will (aa) promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials, and (bb) continue to hold such recalled shares through the date of the annual meeting, or (B) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Class A common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 15, the term “affiliate” or “affiliates” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
(e)Within the time period specified in this Section 15 for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:
(i)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, one or more written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(ii)a copy of Schedule 14N that has been filed or is to be filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iii)the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 3 of Article III of these By-Laws (including the written consent of each Stockholder Nominee to being named as a nominee and to serve as a director if elected);

Exhibit 3.2
(iv)a representation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (2) will continue to hold the Required Shares through the date of the annual meeting, (3) has not nominated and will not nominate for election for the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 15, (4) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (5) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (6) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (7) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(v)an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 15;
(vi)an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures; and
(vii)in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes or qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control.
(f) In addition to the information required pursuant to paragraph (e) of this Section 15 or any other provision of these By-Laws, the Corporation also may require each Stockholder Nominee to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the Applicable Independence Standards, (ii) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (iii) that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation.
(g) In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the

Exhibit 3.2
Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the Corporation if the Eligible Stockholder ceases to own at least the Required Shares at any time prior to the date of the annual meeting. In addition, any person providing any information to the Corporation pursuant to this Section 15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date and not less than eight (8) business days prior to the date for such annual meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior such annual meeting or any adjournment or postponement thereof. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 15 or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 15).
(h) Notwithstanding anything to the contrary contained in this Section 15, the Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 15, a Stockholder Nominee (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 3 of Article III of these By-Laws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the Class A common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, (viii) if the Eligible Stockholder or the applicable Stockholder Nominee has breached any of their obligations under these By-Laws, or (ix) if the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 15.
(i) Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 15, (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear in person at the meeting of stockholders to present any nomination pursuant to this Section 15, or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 15, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of

Exhibit 3.2
Directors or any committee thereof or the presiding officer of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominees will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder, and (C) the presiding officer of the annual meeting shall declare such nomination to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(j) Whenever the Eligible Stockholder consists of a group of more than one stockholder, (i) each provision in this Section 15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions, (ii) a breach of any obligation, agreement or representation under this Section 15 by any member of such group shall be deemed a breach by the Eligible Stockholder and (iii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 15 (including withdrawal of the nomination). Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned (as defined in paragraph (d) of Section 15 hereof) by each such stockholder during the Minimum Holding Period and (y) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting.
(k) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 15 for the next two (2) annual meetings. For the avoidance of doubt, paragraph (k) of this Section 15 shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 3 of Article III of these By-Laws.
(l) In order to be eligible for election or reelection as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation a written representation and agreement that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement, or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (iii) would be in compliance, if elected as a director of the

Exhibit 3.2
Corporation, and will comply with the Corporation’s code of business ethics, corporate governance guidelines, securities trading policies and any other policies or guidelines of the Corporation applicable to directors, and (iv) will make such other acknowledgments, enter into such agreements and provide such information as the Board requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.
ARTICLE IV.
COMMITTEES.
Section 1.Audit Committee. Unless not required by the national securities exchange or stock market on which the Corporation’s securities may be listed, if any, and federal securities and other laws, rules and regulations, the Board of Directors shall have an Audit Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Audit Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Corporation’s securities may be listed, if any, and federal securities and other laws, rules and regulations. The Audit Committee shall have the powers and perform the duties set forth in the audit committee charter adopted by the Board of Directors.
Section 2.Compensation Committee. Unless not required by the national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Compensation Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Compensation Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Compensation Committee shall have the powers and perform the duties set forth in the compensation committee charter adopted by the Board of Directors.
Section 3.Governance and Nominating Committee. Unless not required by the national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations, the Board of Directors shall have a Governance and Nominating Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Governance and Nominating Committee shall, to the extent required, comply with the requirements of the national securities exchange or stock market on which the Corporation’s securities may be listed, and federal securities and other laws, rules and regulations. The Governance and Nominating Committee shall have the powers and perform the duties set forth in the governance and nominating committee charter adopted by the Board of Directors.
Section 4.Executive Committee. The Board of Directors may designate two (2) or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Governance and Nominating Committee, in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the DGCL.
Section 5.Other Committees. Other committees, whose members need not be members of the Board of Directors, may be appointed by the Board of Directors or the Executive Committee, if any, which committees shall hold office for such time and have such powers and

Exhibit 3.2
perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee, if any.
Section 6.Removal. Subject to the requirements of the national securities exchange or stock market on which the Corporation’s securities may be listed, if any, and federal securities and other laws, rules and regulations, each to the extent applicable, any member of any committee of the Board of Directors may be removed at any time, with or without cause, by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee), and any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee). Any person ceasing to be a director shall ipso facto cease to be a member of any committee, including the Audit Committee.
Section 7.Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.
Section 8.Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.
Section 9.Record of Proceedings, etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.
Section 10.Organization, Meetings, Notices, etc. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, if any, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, electronic mail or cable, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.
Section 11.Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.
ARTICLE V.
OFFICERS.
Section 1.Number. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer and such other officers as may be appointed in accordance with the provisions of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.
Section 2.Election, Term of Office and Qualifications . Each officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death, resignation or removal in the manner hereinafter provided. Except as otherwise provided by law, any number of offices may be held by the same person.

Exhibit 3.2
Section 3.Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of any officer shall not of itself create any contractual rights.
Section 4.Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President and Vice President. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.
Section 5.Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.
Section 6.Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon which power in that regard may be conferred by the Board of Directors, including the Compensation Committee.
Section 7.Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.
Section 8.President. In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. He shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.
Section 9.Vice Presidents. The vice president, or vice presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The vice presidents shall also perform such other duties as may be assigned to them by the Board of Directors or the President.
Section 10.Secretary. The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books maintained for that purpose. The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board of Directors or the President.
Section 11.Treasurer. The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his or her possession. The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts. The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors or the President.

Exhibit 3.2
Section 12.Other Officers. Other officers, including one or more vice presidents, assistant secretaries, treasurers or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.
ARTICLE VI.
CAPITAL STOCK.
Section 1.Issue of Certificates of Stock. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the President or one of the vice presidents, and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, vice president, Secretary, assistant Secretary, Treasurer or assistant Treasurer may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.
Section 2.Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates, if any, covering such shares and the dates of acquisition of such shares. The shares of stock of the Corporation held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation that are not held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.
Section 3.Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises.
Section 4.Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its

Exhibit 3.2
books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law.
ARTICLE VII.
DIVIDENDS, SURPLUS, ETC.
Section 1.General Discretion of Directors. The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation, if any, shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.
ARTICLE VIII.
MISCELLANEOUS PROVISIONS.
Section 1.Fiscal Year. The fiscal year of the Corporation shall initially commence on the first day of January and end on the last day of December and may be changed by resolution of the Board of Directors.
Section 2.Corporate Seal. The Corporation shall have no seal.
Section 3.Notices. Except as otherwise expressly provided, any notice required to be given by these By-Laws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by electronic mail at his electronic mail address on record with the Corporation or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, telegraphed or cabled, sent by electronic mail or sent by facsimile.
Section 4.Waiver of Notice. Any stockholder or director may at any time, by writing, whether mailed, telegraphed or cabled or sent by electronic mail or facsimile, waive any notice required to be given under these By-Laws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.
Section 5.Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.
Section 6.Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.
Section 7.Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors or the Executive Committee, the President, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation or other form of business entity of which the Corporation is a stockholder or otherwise holds an interest and to execute a proxy to any

Exhibit 3.2
other person to represent the Corporation at any such meeting, and at any such meeting the President, the Secretary or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock or other interest and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.
Section 8.Indemnification of Officers and Directors. Without limiting the terms set forth in the Certificate of Incorporation, the Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation or other form of business entity at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.
ARTICLE IX.
AMENDMENTS.
The Board of Directors shall have the power to make, rescind, alter, amend and repeal these By-Laws; provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.
No change of the time or place for the annual meeting of the stockholders for the election of directors shall be made except in accordance with the laws of the State of Delaware.
ARTICLE X.
FORUM AND VENUE.

Unless the Corporation (through approval of the Board of Directors) consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents; (iii) any action or proceeding asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or the Certificate of Incorporation or these By-Laws (as either may be amended from time to time); (iv) any action or proceeding seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-Laws (as either may be amended from time to time); (v) any action or proceeding asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine; or (vi) any action or proceeding as to which the DGCL (as it may be amended from time to time) confers jurisdiction on the Court of Chancery of the State of Delaware; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

Exhibit 3.2
If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Article X shall not in any way be affected or impaired thereby.

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